                                   EXHIBIT B

                   LIST OF EXECUTIVE OFFICERS AND DIRECTORS OF
                        CAPITOL BAY MANAGEMENT, INC. AND
                          CAPITOL BAY SECURITIES, INC.

                   LIST OF EXECUTIVE OFFICERS AND DIRECTORS OF
                        CAPITOL BAY MANAGEMENT, INC. AND
                          CAPITOL BAY SECURITIES, INC.

         The executive officers and directors of Capitol Bay Management, Inc. and Capitol Bay Securities, Inc. are the same and are constituted as follows:

         OFFICERS

         Stephen C. Kircher         -     President and Chief Executive Officer
         Elizabeth A. McCargar      -     Secretary and Chief Financial Officer


         DIRECTORS

         Stephen C. Kircher
         Elizabeth A. McCargar



         The executive officers and directors of Capitol Bay Group, Inc. are as follows:

         OFFICERS

         Stephen C. Kircher         -     President and Chief Executive Officer
         Elizabeth A. McCargar      -     Secretary and Chief Financial Officer


         DIRECTORS

         Stephen C. Kircher
         Elizabeth A. McCargar
         Larry D. Kelley
         Steven Kay


                               Page 12 of 12